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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Current Report on Form 8-K and in the previously filed registration statement (No. 3333-61890) on Form S-8, registration statement (No. 333-22571) on Form S-8, registration statement (No. 333-93209) on Form S-8, registration statement (No. 333-79759) on Form S-3 and registration statement (No. 333-106484) on Form S-8 of Edge Petroleum Corporation of our report dated February 28, 2003, relating to the consolidated balance sheet Miller Exploration Company and subsidiary as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Miller Exploration Company.

                                                /s/ Plante & Moran, PLLC

Grand Rapids, Michigan
February 17, 2004